Exhibit 21.1


                         DELUXE CORPORATION SUBSIDIARIES

Chex Systems, Inc. (Minnesota)
Deluxe Analytic Research Technologies, Inc. (Minnesota)
Designer Checks Inc. (Alabama)
Direct Checks Unlimited, Inc. (Colorado)
Deluxe Electronic Payment Systems Canada, Inc. (Canada)
DLX Check Printers, Inc. (Minnesota)
DLX Check Texas, Inc. (Minnesota)
eFunds Holding Ltd. (United Kingdom)
eFunds Corporation (Delaware)
Deluxe Financial Services, Inc. (Minnesota)
Deluxe Financial Services Texas, L.P. (Texas) iDLX Corporation (Delaware) iDLX International B.V. (Netherlands)
Deluxe Mexicana S.A. de C.V. (Mexico) (50% owned)
Deluxe Overseas, Inc. (Minnesota)
Deluxe Payment Protection Systems, Inc. (Delaware) eFunds International Limited (United Kingdom) eFunds Corporation (California) iDLX Holdings N.V. (Netherlands) iDLX Technology Partners, Inc. (Delaware) iDLX Technology Partners Private Limited (India)
PPS Holding Company, Inc. (Minnesota)
PPS Services 1 Inc. (Minnesota)
PPS Services 2 Inc. (Minnesota)
Paper Payment Services LLC (Minnesota)